Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Intellia Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (10)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share (4)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities (5)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Equity	Warrants (6)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Equity	Units (7)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	$138,689,879	—	$138,689,879	0.00014760	$20,471

Fees to Be Paid	Total Registration Fee:			$138,689,879	N/A	$138,689,879		$20,471

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(o)	$138,689,879	—	$138,689,879	0.0000927	$12,856	—	—	—	—

	Total Offering Amounts					$138,689,879 (8)		$20,471

	Total Fees Previously Paid							—

	Total Fee Offsets							$12,856 (9)

	Net Fee Due							$7,615

(1)

The amount to be registered consists of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

On November 30, 2020, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-251022) (the “Prior Registration Statement”) and on March 4, 2022, the registrant filed a prospectus supplement, which registered the offer and sale of up to $400,000,000 of shares of the registrant’s common stock (the “Previous ATM Prospectus”) under the terms of an Open Market Sale Agreement with Jefferies LLC, of which $138,689,879 of securities remain unsold (the “Unsold Securities”). At the time of the Previous ATM Prospectus (File No. 333-251022), we paid a registration fee of $37,080 which was filed for $400,000,000 of securities that may be issued or sold pursuant to the Previous ATM Prospectus. As of the date of this registration statement, we have sold $261,310,121 pursuant to the Previous ATM Prospectus. We are registering the offer and sale of the Unsold Securities pursuant to the Previous ATM Prospectus.

(9)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $12,856 of the registration fee previously paid in connection with the Previous ATM Prospectus in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(10)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except with respect to the $7,615 to be paid in connection with the primary offering of common stock described in the table, which is being paid with the filing of this registration statement, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

Table 2: Fee Offset Claims and Source

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Intellia Therapeutics, Inc.	S-3ASR	333-251022	November 30, 2020	—	—	Unallocated (Universal) Shelf	—	$138,689,879	$138,689,879	—

Fee Offset Claims	Intellia Therapeutics, Inc.	424B5	333-251022	—	March 4, 2022	$12,856	Unallocated (Universal) Shelf	Common Stock, par value $0.0001 per share (1)	—	—	$12,856

(1)	See Notes (1), (8) and (9) under Table 1 above.